Exhibit 4(d)

Officer’s Certificate
Pursuant to Section 301 of the Indenture

     Pursuant to Section 301 of the Indenture among PSEG Power LLC, a Delaware limited liability company (the “Company”), the subsidiary guarantors named therein (the “Subsidiary Guarantors”) and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Trustee”), dated as of April 16, 2001, as amended and supplemented (the “Indenture”), the undersigned Vice President and Treasurer of the Company does hereby certify that there has been established pursuant to approval granted by the Chief Financial Officer of the Company on March 22, 2010 (based on authority delegated to her pursuant to resolutions of the Board of Directors of the Company on November 20, 2009) a series of debt securities entitled the “5.125% Senior Notes due 2020” (the “Securities”) and that:

1.

The Securities will be initially issued pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), in the form of global securities (the “Global Notes”) registered in the name of Cede & Co. (as nominee for The Depository Trust Company (“DTC”), New York, New York, which will act as the Depositary for the Global Notes). The Securities will have the terms set forth in the form of Global Note attached hereto as Exhibit A (which terms are incorporated in and expressly made a part of this Officer’s Certificate). The Global Notes shall bear the depository legend in substantially the form set forth in Exhibit A attached hereto. The Securities will be issued only in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

2.

Initially, beneficial interests in the Securities offered and sold to qualified institutional buyers (as defined in Rule 144A under the Securities Act) will be represented by one or more separate Global Notes (the “Rule 144A Notes”) registered in the name of Cede & Co., as registered owner and as nominee for DTC, and shall include the non-registration and registration rights legends set forth in Exhibit A attached hereto.

3.

Initially, beneficial interests in the Securities offered and sold to purchasers pursuant to Regulation S under the Securities Act will be represented by one or more separate Global Notes (the “Regulation S Notes”) registered in the name of Cede & Co., as registered owner and as nominee for DTC for the accounts of The Euroclear System (“Euroclear”) or Clearstream Banking, Luxembourg, société anonyme (“Clearstream”), and shall include the Regulation S and registration rights legends set forth in Exhibit A attached hereto.

4.

The Company and the Subsidiary Guarantors have entered into a Registration Rights Agreement dated April 5, 2010 (the “Registration Rights Agreement”) with the initial purchasers and the dealer managers named therein pursuant to which the Securities that are issued and sold without registration (the “Private Notes”) under the Securities Act may be exchanged for Securities that will be registered under the Securities Act and that will otherwise have substantially the same terms as the Private Notes (the “Exchange Notes”), except with respect to rights under the Registration Rights Agreement, and will be represented by one or more separate Global Notes (except such Global Note or Notes will not bear the non-registration, Regulation S and registration rights legends set forth in Exhibit A attached hereto) and will bear an unrestricted CUSIP number or, in lieu of such exchange, the Company and the Subsidiary Guarantors may be required to file a shelf registration statement for the resale of the Securities (in which case any Securities so resold will be represented by one or more separate Global Notes (except such Global Note or Notes will not bear the non-registration, Regulation S and registration rights legends set forth in Exhibit A attached hereto) and will bear an unrestricted CUSIP number). The Private Notes will be exchanged for Exchange Notes only pursuant to an effective registration statement under the Securities Act and otherwise in accordance with the Registration Rights Agreement and the Indenture. The Private Notes and the Exchange Notes will constitute a single series of Securities under the Indenture. Exchange Notes shall be authenticated and delivered by the Trustee at one time or from time to time upon the receipt by the Trustee of a Company Order (as defined in the Indenture) in principal amounts equal to the principal amounts of the Private Notes surrendered in exchange therefor. In addition, upon the receipt of such Company Order, the Trustee will take such actions as to effectuate the exchange of any Private Notes for Exchange Notes in accordance with the Registration Rights Agreement and the Indenture. Interest on each Exchange Note will accrue from the last interest payment date on which interest was paid on the Private Note surrendered in exchange therefor or, if no interest has been paid on such Private Note, from the original issue date of such Private Note.

5.

Certain provisions relating to the form, transfer and exchange of the Securities are set forth in Exhibit B attached hereto, which is hereby incorporated in and made expressly a part of this Officer’s Certificate.

6.

To the extent the Company’s 7.75% Senior Notes due 2011 are exchanged for Securities pursuant to the Company’s offer to exchange up to $250 million of such 7.75% Senior Notes due 2011 for Securities and cash upon the terms and subject to the conditions set forth in a confidential offering memorandum dated March 29, 2010 and accompanying letter of transmittal, in each case, as may be amended or supplemented (including by documents incorporated by reference therein), each U.S. Holder (as defined for U.S. federal income tax purposes) whose 7.75% Senior Notes due 2011 are accepted for exchange agrees to treat the full amount of interest that has accrued from the most recent interest payment date in respect of such 7.75% Senior Notes due 2011 up to but not including the settlement date related to such offer to exchange and the full amount of the cash portion of the consideration payable by the Company in respect of the total exchange price or the exchange price, as the case may be, related to such offer to exchange, as received for U.S. federal income tax purposes.

2

     IN WITNESS WHEREOF, I have hereunto set my name this 5th day of April, 2010.

/s/ Morton A. Plawner

Morton A. Plawner
Vice President and Treasurer

3

EXHIBIT A

FORM OF GLOBAL NOTE

[depository legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE “DEPOSITORY”) TO PSEG POWER LLC OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR.

[non-registration legend to be included on Private Notes]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY ACQUIRING THIS SECURITY, REPRESENTS THAT IT IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)) AND AGREES FOR THE BENEFIT OF PSEG POWER LLC THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED PRIOR TO THE DATE WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE THEREOF AND THE LAST DATE ON WHICH PSEG POWER LLC OR ANY AFFILIATE THEREOF WAS THE OWNER OF THIS SECURITY (OR SUCH LATER DATE AS MAY BE REQUIRED BY APPLICABLE LAW) OR THE EXPIRATION OF SUCH SHORTER PERIOD AS MAY BE PRESCRIBED BY SUCH RULE 144 (OR ANY SUCCESSOR PROVISION) PERMITTING RESALES OF THIS SECURITY WITHOUT ANY CONDITIONS (THE “RESALE RESTRICTION TERMINATION DATE”) OTHER THAN (1) TO PSEG POWER LLC, (2) IN A TRANSACTION ENTITLED TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, (3) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (4) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904

UNDER THE SECURITIES ACT, OR (5) IN ACCORDANCE WITH ANOTHER APPLICABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE FOREGOING RESTRICTIONS ON RESALE WILL NOT APPLY SUBSEQUENT TO THE RESALE RESTRICTION TERMINATION DATE. THE HOLDER OF THIS SECURITY ACKNOWLEDGES THAT PSEG POWER LLC RESERVES THE RIGHT PRIOR TO ANY OFFER, SALE OR OTHER TRANSFER (A) PURSUANT TO CLAUSE (2) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS OR OTHER INFORMATION SATISFACTORY TO PSEG POWER LLC AND (B) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE AS TO COMPLIANCE WITH CERTAIN CONDITIONS TO TRANSFER IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO PSEG POWER LLC.

[Regulation S legend to be included on Private Notes]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY ACQUIRING THIS SECURITY, AGREES THAT PRIOR TO THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN THE OFFICER’S CERTIFICATE ESTABLISHING THE TERMS OF THIS SECURITY), UNLESS THIS SECURITY IS REGISTERED UNDER THE SECURITIES ACT, THIS SECURITY MAY ONLY BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED (A) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OR PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 903 OR 904 UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

[registration rights legend to be included on Private Notes]

BY ITS ACCEPTANCE OF THE SECURITIES EVIDENCED HEREBY OR A BENEFICIAL INTEREST IN SUCH SECURITIES, THE HOLDER OF, AND ANY PERSON THAT ACQUIRES A BENEFICIAL INTEREST IN, SUCH SECURITIES AGREES TO BE BOUND BY THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT (THE “REGISTRATION RIGHTS AGREEMENT”) DATED APRIL 5, 2010 AND RELATING TO THE REGISTRATION UNDER THE SECURITIES ACT OF SECURITIES EXCHANGEABLE FOR THE SECURITIES EVIDENCED HEREBY AND REGISTRATION OF THE SECURITIES EVIDENCED HEREBY.

CUSIP NO.: [Rule 144A CUSIP – 69362BAU6]
[Reg S CUSIP – U7444PAG5]
[Unrestricted CUSIP – 69362BAW2]	Principal Amount: Listed on Schedule I hereto

No. R-01

PSEG POWER LLC
5.125% Senior Note due 2020

     PSEG POWER LLC, a Delaware limited liability company (herein referred to as the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal amount specified above on April 15, 2020 (the “Stated Maturity Date”), unless redeemed in accordance with the provisions of this Global Note, and to pay interest on the outstanding principal amount of this Global Note from April 5, 2010, semi-annually in arrears on April 15 and October 15 of each year, commencing October 15, 2010 (each, an “Interest Payment Date”) at 5.125% per annum until the principal hereof is paid or duly provided for. [If the Company does not comply with certain of its obligations under the Registration Rights Agreement, dated April 5, 2010, this Global Note shall, in accordance with Section 2(c) of such Registration Rights Agreement, bear Additional Interest (as defined in such Registration Rights Agreement and herein referred to as “Additional Interest”) in addition to the interest provided for in the immediately preceding sentence. For purposes of this Global Note, the term “interest” shall be deemed to include interest provided for in the second immediately preceding sentence and Additional Interest, if any, whether or not express mention thereof is made.]1 Interest payable on each Interest Payment Date will include interest accrued from and including April 5, 2010 or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to but excluding such Interest Payment Date. Interest will be computed based on a 360-day year consisting of twelve 30-day months.

     Each of PSEG Nuclear LLC, a Delaware limited liability company (“Nuclear”), PSEG Fossil LLC, a Delaware limited liability company (“Fossil”), and PSEG Energy Resources & Trade LLC, a Delaware limited liability company (“ER&T”), has jointly, severally and unconditionally guaranteed the payment of principal, premium, if any, and interest with respect to this Global Note, as set forth in the Guarantee endorsed on this Global Note.

     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, except as provided below, be paid to the person (the “Holder”) in whose name this Global Note (or one or more Predecessor Securities) is registered at the close of business on the fifteenth day (whether or not a Business Day (as defined below)) immediately preceding the applicable Interest Payment Date (a “Regular Record Date”). Any such interest not so punctually paid or duly provided for (“Defaulted Interest”) will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the person in whose name this Global Note (or one or more Predecessor Notes) is registered at the close of business on a special record date (the “Special Record Date”) for the payment of such Defaulted

[1]	Include bracketed language only in a Private Note.

Interest to be fixed by the Trustee hereinafter referred to, notice whereof shall be given to the Holder of this Global Note not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

     For purposes of this Global Note, “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Newark, New Jersey or The City of New York are authorized or obligated by law or executive order to close.

     Payments of principal, premium, if any, and interest with respect to this Global Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts. Payment of the principal of and any premium on this Global Note on the Stated Maturity Date or date of earlier redemption will be made in immediately available funds against presentation of this Global Note at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York. Payments of interest on an Interest Payment Date will be made, at the option of the Company, by check mailed to the Holder entitled thereto at the applicable address appearing in the Security Register or by transfer of immediately available funds to an account maintained by the payee with a bank located in the United States of America; provided, however, that so long as Cede & Co. is the Holder of this Global Note, payments of interest on an Interest Payment Date will be made in immediately available funds.

     Any payment of principal, premium or interest required to be made with respect to this Global Note on a day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day and no additional interest shall be payable on the next succeeding Business Day as a result of such delayed payment.

     General. This Global Note is one of the duly authorized series of debt securities of the Company (the “Securities”), issued or to be issued under the Indenture, dated as of April 16, 2001, as amended and supplemented by the First Supplemental Indenture dated as of March 13, 2002, among The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Trustee”), the Company, Fossil, Nuclear and ER&T (together with all amendments and supplements thereto, and including the Officer’s Certificate establishing the terms of the Securities of this series pursuant to Section 301 thereof, the “Indenture”), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, Fossil, Nuclear, ER&T, the Trustee and each of the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered and transferred. The Securities of this series will be initially limited to $250,000,000 aggregate principal amount and will be subject, without the consent of the Holders of any series of Securities under the Indenture, to the issuance of additional Securities in the future having the same terms, other than the date of original issuance and, if applicable, the date on which interest begins to accrue and the initial Interest Payment Date, so as to form one series with the Securities of this series. All terms used in this Global Note, which are not defined herein, shall have the meanings given to them in the Indenture.

     Guarantee of ER&T Obligations; Payment of Dividends by ER&T to the Company. The provisions of Section 1009 of the Indenture relating to the guarantee of the Obligations of ER&T by the Company and the provisions of Section 1010 of the Indenture relating to the payment of dividends by ER&T to the Company shall apply to this Global Note.

     Events of Default. If an Event of Default with respect to this Global Note shall have occurred and be continuing, the principal of this Global Note may be declared due and payable in the manner and with the effect provided in the Indenture.

     Redemption. This Global Note (or portion hereof) will be redeemable at the option of the Company, in whole or in part at any time, on at least 30 days but not more than 60 days prior written notice mailed to the Holder hereof, at a price (the “Redemption Price”) equal to the greater of (i) 100% of the principal amount of this Global Note (or portion hereof) to be redeemed, and (ii) the sum, as determined by the Independent Investment Banker (as defined below), of the present values of the remaining scheduled payments of principal of and interest on this Global Note (or portion hereof) to be redeemed not including any portion of such payment of interest accrued to the date of redemption (the “Redemption Date”), from the Redemption Date to the Stated Maturity Date (the “Remaining Life”), discounted from their respective payment dates to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 20 basis points, plus, in either case, unpaid interest thereon accrued to the Redemption Date.

     If money sufficient to pay the Redemption Price of this Global Note (or portion hereof) to be redeemed on a Redemption Date is deposited with the Trustee or a Paying Agent on or before such Redemption Date and certain other conditions are satisfied, then on and after such Redemption Date, interest will cease to accrue on this Global Note (or such portion hereof) called for redemption.

     This Global Note will not be entitled to the benefit of, or be subject to, any sinking fund.

     Certain Definitions.

     “Comparable Treasury Issue” means, with respect to any Redemption Date for this Global Note (or portion hereof) to be redeemed, the United States Treasury security selected by the Independent Investment Banker as having the maturity comparable to the Remaining Life of this Global Note (or portion hereof) to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of this Global Note (or portion hereof) to be redeemed.

     “Comparable Treasury Price” means, with respect to any Redemption Date for this Global Note (or portion hereof) to be redeemed, (a) the average of four Reference Treasury Dealer Quotations (as defined below) for the Redemption Date for this Global Note (or portion hereof) to be redeemed, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, obtained by the Independent Investment Banker, or (b) if the Independent Investment Banker obtains fewer than four Reference Treasury Dealer Quotations, the average of all such quotations.

     “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

     “Reference Treasury Dealer” means each of four primary U.S. government securities dealers in New York City (a “Primary Treasury Dealer”) selected by the Company and initially will include Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Banc of America Securities LLC and Citigroup Global Markets Inc. and their respective successors. If any Reference Treasury Dealer ceases to be a Primary Treasury Dealer, the Company will substitute another Primary Treasury Dealer for that dealer.

     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

     “Treasury Rate” means, with respect to any Redemption Date: (a) the yield for the maturity corresponding to the Comparable Treasury Issue, under the heading that represents the average for the immediately preceding week appearing in the most recently published statistical release designated “H.15(519)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” provided, that if no maturity is within three months before or after the Stated Maturity Date, the yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate shall be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (b) if the release referred to in clause (a) (or any successor release) is not published during the week preceding the calculation date or does not contain the yields referred to above, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate will be calculated on the third Business Day preceding the Redemption Date.

     Notwithstanding Section 1104 of the Indenture, the notice of the foregoing redemption need not set forth the Redemption Price but only the manner of calculation thereof. The Company shall give the Trustee notice of the Redemption Price promptly after the calculation thereof and the Trustee shall have no responsibility for such calculation.

     Rule 144A Information. As long as this Global Note remains outstanding and is a “restricted security” within the meaning of Rule 144(a)(3) under the Securities Act of 1933, as amended (the “Securities Act”), the Company will furnish to holders of this Global Note and prospective purchasers of this Global Note designated by such holders, upon the request of such holders or prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, unless such information is contained, at the time of such request, in documents filed by the Company with the Securities and Exchange Commission pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

     Modification and Waivers; Obligations of the Company Absolute. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and each Guarantor and the rights of the Holders of the Securities of each series. Such amendment may be effected under the Indenture at any time by the Company, each Guarantor and the Trustee with the consent of the Holders of a majority in aggregate principal amount of all Securities issued under the Indenture at the time Outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Outstanding Securities, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of a majority in aggregate principal amount of the Outstanding Securities of an individual series, to waive, on behalf of all of the Holders of Securities of such individual series, certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Holder of this Global Note and upon all future Holders of this Global Note and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Global Note.

     No reference herein to the Indenture and no provision of this Global Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal, premium, if any, and interest with respect to this Global Note at the times, place and rate, and in the coin or currency herein prescribed.

     Defeasance and Covenant Defeasance. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Global Note and (b) certain restrictive covenants and the related defaults and Events of Default, upon compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to this Global Note.

     Authorized Denominations. The Notes are issuable only in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

     Registration of Transfer or Exchange of this Global Note. As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Global Note is registrable in the Security Register upon surrender of this Global Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Global Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Global Notes of this series of like tenor, of authorized denominations and for the same aggregate principal amount, and with the Guarantees executed by the Guarantors endorsed thereon, will be issued to the designated transferee or transferees.

     As provided in the Indenture and subject to certain limitations herein and therein set forth, the Global Notes are exchangeable for a like aggregate principal amount of Global Notes of different authorized denominations, as requested by the Holders surrendering the same.

     This Global Note is a global Security within the meaning of the Indenture. If The Depository Trust Company is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Company within 90 days or an Event of Default under the Indenture has occurred and is continuing, the Company will issue Securities of this series in certificated form in exchange for this Global Note. In addition, the Company may at any time, and subject to the procedures of The Depository Trust Company, determine not to have Securities of this series represented by one or more Global Notes and, in such event, will issue Securities of this series in certificated form in exchange in whole for this Global Note. In any such instance, and subject to such procedures, an owner of a beneficial interest in this Global Note will receive Securities of this series in certificated form equal in principal amount to such beneficial interest and to have such Securities registered in its name. Securities of this series so issued in certificated form will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof and will be issued in registered form only, without coupons.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Global Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder of this Global Note as the owner hereof for all purposes, whether or not this Global Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     Governing Law. This Global Note shall be governed by and construed in accordance with the laws of the State of New York.

     Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Global Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its facsimile corporate seal.

PSEG POWER LLC

By:	__________________________________
Vice President and Treasurer

Dated: April 5, 2010

Attest:______________________________
            Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON,
as Trustee

By:	__________________________________
Authorized Signatory

Dated: April 5, 2010

ASSIGNMENT FORM

To assign this Security, fill in the form below:
I or we assign and transfer this Security to

(Insert assignee’s sec. sec. or tax I.D, No.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint _______________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated: ___________________________	Signed:________________________________________________
______________________________________________________
(Sign exactly as your name appears on the
other side of this Security)

Signature Guarantee:_______________________________________________________________________________________________

Dated: ___________________________	Signed:________________________________________________
______________________________________________________
(Sign exactly as your name appears on the
other side of this Security)

Signature Guarantee:_______________________________________________________________________________________________

SCHEDULE I

[144A]2[REGULATION S] 3 GLOBAL NOTE

The initial principal amount of Securities evidenced by this Global Note is $_____________.

CHANGES TO PRINCIPAL AMOUNT OF SECURITIES EVIDENCED BY GLOBAL NOTE

Date	Principal Amount of Securities by which this Global Note is to be Reduced or Increased, and Reason for Reduction or Increase	Remaining Principal Amount of Securities Represented by this Global Note	Notation Made by

[2]	Include bracketed language only in a Private Note.
[3]	Include bracketed language only in a Private Note.

Guarantee

     For value received, PSEG Nuclear LLC, PSEG Fossil LLC and PSEG Energy Resources & Trade LLC, each a Delaware limited liability company (each herein called a “Guarantor” and together called the “Guarantors”, which terms include any successor Person under the Indenture referred to in the Security upon which this Guarantee is endorsed), jointly and severally, hereby irrevocably and unconditionally guarantee to the Holder of the Security upon which this Guarantee is endorsed, and to the Trustee on behalf of each such Holder, the due and punctual payment of the principal of (and premium, if any, on), make-whole amount, if any, on and interest, if any, on such Security when and as the same shall become due and payable, whether at the maturity by declaration of acceleration, call for redemption, request for redemption, repayment at the option of the Holder or otherwise, in accordance with the terms of said Security and of the Indenture. In case of the failure of PSEG Power LLC, a Delaware limited liability company (the “Issuer”), punctually to make any such payment of principal (or premium, if any), or make-whole amount, if any, or interest, if any, the Guarantors, jointly and severally, hereby agree to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity (as defined in the Indenture), by declaration of acceleration, call for redemption, request for redemption, repayment at the option of the Holder or otherwise, and as if such payment were made by the Issuer.

     Each Guarantor hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute, irrevocable and unconditional, irrespective of the validity, regularity or enforceability of said Security or the Indenture, the absence of any action to enforce the same, any waiver or consent by the Holder of said Security or by the Trustee or the Paying Agent with respect to any provisions thereof or of the Indenture, the recovery of any judgment against the Issuer or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to said Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by complete performance of its obligations contained in the Indenture, said Security and this Guarantee.

     The Holder of the Security on which this Guarantee is endorsed is entitled to the further benefits relating thereto set forth in said Security and the Indenture. No reference herein to the Indenture and no provision of this Guarantee, said Security or the Indenture shall alter or impair the guarantee of each Guarantor, which is absolute and unconditional, of the due and punctual payment of the principal of (and premium, if any, on), or make-whole amount, if any, and interest, if any, in respect of, said Security upon which this Guarantee is endorsed.

     The Indenture, the Security upon which this Guarantee is endorsed and this Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS GUARANTEE SET FORTH IN SAID SECURITY AND IN THE INDENTURE, WHICH

FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

     This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the within Security has been executed by the Trustee, directly or through an authenticating agent, by manual or facsimile signature of an authorized signatory.

     IN WITNESS WHEREOF, each Guarantor has caused this Guarantee to be duly executed under its facsimile corporate seal.

Dated: April 5, 2010

PSEG NUCLEAR LLC

By:__________________________________
Name: Morton A. Plawner
Title: Vice President and Treasurer

Attest:______________________________
            Secretary

PSEG FOSSIL LLC

By:__________________________________
Name: Morton A. Plawner
Title: Vice President and Treasurer

Attest:______________________________
            Secretary

PSEG ENERGY RESOURCES & TRADE LLC

By:__________________________________
Name: Morton A. Plawner
Title: Vice President and Treasurer

Attest:______________________________
            Secretary

EXHIBIT B

CERTAIN PROVISIONS RELATING TO
FORM, TRANSFER AND EXCHANGE OF THE SECURITIES

I. Definitions.

     Each capitalized term that is used herein and is defined in the Indenture shall have the meaning specified in the Indenture unless such term is otherwise defined herein.

     “Clearstream, Luxembourg” shall mean Clearstream Banking, Luxembourg, société anonyme.

     “Depositary” shall mean The Depository Trust Company or any successor depositary for the Securities.

     “Distribution Compliance Period” shall have the meaning assigned to it in Section II.A hereof.

     “Euroclear” shall mean The Euroclear System.

     “Indenture” shall have the meaning assigned to it in the Officer’s Certificate to which this Exhibit B is attached.

     “Qualified Institutional Buyer” shall mean a “qualified institutional buyer” within the meaning of Rule 144A.

     “Regulation S” shall mean Regulation S under the Securities Act.

     “Regulation S Notes” shall have the meaning assigned to it in the Officer’s Certificate to which this Exhibit B is attached.

     “Rule 144A” shall mean Rule 144A under the Securities Act.

     “Rule 144A Notes” shall have the meaning assigned to it in the Officer’s Certificate to which this Exhibit B is attached.

     “Securities” shall have the meaning assigned to it in the Officer’s Certificate to which this Exhibit B is attached.

     “Securities Act” shall mean the Securities Act of 1933, as amended.

II. Certain Provisions Relating to Registration, Transfer and Exchange of the Securities.

     A. Rule 144A Notes. Prior to the expiration of the “40-day distribution compliance period” (within the meaning of Rule 902(f) of Regulation S) (the “Distribution Compliance Period”), if a holder of a beneficial interest in a Rule 144A Note deposited with the Depositary wishes at any time to exchange its interest in such Rule 144A Note for an interest in the

Regulation S Note, or to transfer its interest in such Rule 144A Note to a person who wishes to take delivery thereof in the form of an interest in such Regulation S Note, such holder may, subject to the rules and procedures of the Depositary and to the requirements set forth in the following sentence, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in such Regulation S Note. Upon receipt by the Trustee, as transfer agent, at its office in The City of New York of (1) instructions given in accordance with the Depositary’s procedures from an agent member directing the Trustee to credit or cause to be credited a beneficial interest in the Regulation S Note in an amount equal to the beneficial interest in the Rule 144A Note to be exchanged or transferred, (2) a written order given in accordance with the Depositary’s procedures containing information regarding the Euroclear or Clearstream, Luxembourg account to be credited with such increase and the name of such account, and (3) a certificate substantially in the form of Exhibit A hereto given by the holder of such beneficial interest, the Trustee, as transfer agent, shall instruct the Depositary, its nominee, or the custodian for the Depositary, as the case may be, to reduce or reflect on its records a reduction of the Rule 144A Note by the aggregate principal amount of the beneficial interest in such Rule 144A Note to be so exchanged or transferred and the Trustee, as transfer agent, shall instruct the Depositary, its nominee, or the custodian for the Depositary, as the case may be, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Regulation S Note by the aggregate principal amount of the beneficial interest in such Rule 144A Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the person specified in such instructions (who shall be the agent member of Euroclear or Clearstream, Luxembourg, or both, as the case may be) a beneficial interest in such Regulation S Note equal to the reduction in the principal amount of such Rule 144A Note.

     After the expiration of the Distribution Compliance Period, if a holder of a beneficial interest in the Rule 144A Note deposited with the Depositary wishes at any time to exchange its interest in such Rule 144A Note for an interest in the Regulation S Note, or to transfer its interest in such Regulation S Note to a person who wishes to take delivery thereof in the form of an interest in such Regulation S Note, such holder may, subject to the rules and procedures of the Depositary and to the requirements set forth in the following sentence, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in such Regulation S Note. Upon receipt by the Trustee, as transfer agent, at its office in The City of New York of (i) instructions given in accordance with the Depositary’s procedures from an agent member directing the Trustee to credit or cause to be credited a beneficial interest in the Regulation S Note in an amount equal to the beneficial interest in the Rule 144A Note to be exchanged or transferred, (2) a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Clearstream, Luxembourg account to be credited with such increase and (3) a certificate substantially in the form of Exhibit B hereto given by the holder of such beneficial interest, the Trustee, as transfer agent, shall instruct the Depositary, its nominee, or the custodian for the Depositary, as the case may be, to reduce or reflect on its records a reduction of the Rule 144A Note by the aggregate principal amount of the beneficial interest in such Rule 144A Note to be so exchanged or transferred and the Trustee, as transfer agent, shall instruct the Depositary, its nominee, or the custodian for the Depositary, as the case may be, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Regulation S Note by the aggregate principal amount of the beneficial interest in such Rule 144A Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in such Regulation S Note equal to the reduction in the principal amount of such Rule 144A Note.

     B. Regulation S Notes. If a holder of a beneficial interest in the Regulation S Note which is deposited with the Depositary wishes at any time to exchange its interest for an interest in the Rule 144A Note, or to transfer its interest in such Regulation S Note to a person who wishes to take delivery thereof in the form of an interest in such Rule 144A Note, such holder may, subject to the rules and procedures of Euroclear or Clearstream, Luxembourg and the Depositary, as the case may be, and to the requirements set forth in the following sentence, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in such Rule 144A Note. Upon receipt by the Trustee, as transfer agent, at its office in The City of New York of (1) instructions from Euroclear or Clearstream, Luxembourg or the Depositary, as the case may be, directing the Trustee, as transfer agent, to credit or cause to be credited a beneficial interest in the Rule 144A Note to be exchanged or transferred, such instructions to contain information regarding the agent member’s account with the Depositary to be credited with such increase, and (2) with respect to an exchange or transfer of an interest in the Regulation S Note for an interest in the Rule 144A Note prior to the expiration of the Distribution Compliance Period, a certificate substantially in the form of Exhibit C hereto given by the holder of such beneficial interest, the Trustee, as transfer agent, shall instruct the Depositary, its nominee, or the custodian for the Depositary, as the case may be, to reduce or reflect on its records a reduction of the Regulation S Note by the aggregate principal amount of the beneficial interest in such Regulation S Note to be exchanged or transferred, as the Trustee, as transfer agent shall instruct the Depositary, its nominee, or the custodian for the Depositary, as the case may be, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Rule 144A Note by the aggregate principal amount of the beneficial interest in such Regulation S Note, as the case may be, to be so exchanged or transferred, and to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in such Rule 144A Note equal to the reduction in the principal amount of such Regulation S Note.

III. Certain Provisions Relating to Global Securities.

     A. Rule 144A Notes. Notes initially offered and sold in reliance on Rule 144A to Qualified Institutional Buyers shall be issued substantially in the form of Global Note attached as Exhibit A to the Officer’s Certificate to which this Exhibit B is attached. The Rule 144A Notes shall be deposited with the custodian for the Depositary, and registered in the name of a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. The aggregate principal amount of the Rule 144A Note may from time to time be increased or decreased by adjustments made on the records of the custodian for the Depositary or the Depositary or its nominee, as the case may be.

     B. Regulation S Notes. Notes initially offered and sold in reliance on Regulation S shall be issued substantially in the form of Global Note attached as Exhibit A to the Officer’s Certificate to which this Exhibit B is attached. The Regulation S Note shall be deposited with the custodian for the Depositary, and registered in the name of a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided herein, for credit to their respective accounts (or to such other accounts as they may direct) at Euroclear or Clearstream, Luxembourg. Until the expiration of the Distribution Compliance Period, interests in the Regulation S Note may only be held by agent members of Euroclear and Clearstream, Luxembourg. During the Distribution Compliance Period, beneficial ownership interests in the Regulation S Note may only be sold, pledged or transferred through Euroclear or Clearstream, Luxembourg and only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) for so long as the Securities are eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer, in each case to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S or (e) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to compliance with any applicable state or other securities laws. During the Distribution Compliance Period, interests in the Regulation S Note may be exchanged for interests in the applicable Rule 144A Note. The aggregate principal amount of a Regulation S Note may from time to time be increased or decreased by adjustments made on the records of the custodian for the Depositary or the Depositary or its nominee, as the case may be, as herein provided.

     The operating provisions of Euroclear and Clearstream, Luxembourg, respectively, shall be applicable to any Global Note insofar as interests in such Global Note are held by the agent members of Euroclear or Clearstream, Luxembourg. Account holders or participants in Euroclear and Clearstream, Luxembourg shall have no rights under the Indenture with respect to such Global Note, and the Depositary or its nominee may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its agent members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

EXHIBIT A

FORM OF TRANSFER CERTIFICATE
FOR EXCHANGE OR TRANSFER FROM RULE 144A NOTE
TO REGULATION S NOTE PRIOR TO THE
EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD

[Transfer Agent] [address]

Re:	PSEG POWER LLC $[_______________]

     Reference is hereby made to the Indenture dated as of April 16, 2001, among THE BANK OF NEW YORK MELLON (FORMERLY KNOWN AS THE BANK OF NEW YORK), as trustee (the “Trustee”), PSEG POWER LLC (the “Company”) and the subsidiary guarantors named therein (together with the Officer’s Certificate establishing the terms of the Securities pursuant to Section 301 thereof the “Indenture”). Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture.

     This letter relates to _________________ principal amount of Securities represented by a beneficial interest in the Rule 144A Note (CUSIP No. 69362BAU6) held with The Depository Trust Company by or on behalf of [transferor] as beneficial owner (the “Transferor”). The Transferor has requested an exchange or transfer of its beneficial interest for an interest in the Regulation S Note (CUSIP No. U7444PAG5) to be held with [Euroclear] [Clearstream, Luxembourg] [(ISIN Code USU7444PAG55)] [(Common Code 050012646)] through the Depositary.

     In connection with such request and in respect of such Securities, the Transferor does hereby certify that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Securities and pursuant to and in accordance with Regulation S under the Securities Act, and accordingly the Transferor does hereby certify that:

(1)		the offer of the Securities was not made to a person in the United States;

(2)	(A)	at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

(B)

the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

     (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

A-1

     (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

     (5) upon completion of the transaction, the beneficial interest being transferred as described above was held with The Depository Trust Company through Euroclear or Clearstream, Luxembourg or both [(Common Code 050012646)][(ISIN Code USU7444PAG55)].

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:	________________________
Name:
Title:

Dated:____________________

A-2

EXHIBIT B

FORM OF TRANSFER CERTIFICATE FOR TRANSFER
OR EXCHANGE FROM RULE 144A NOTE
TO REGULATION S NOTE AFTER THE EXPIRATION
OF THE DISTRIBUTION COMPLIANCE PERIOD

[Transfer Agent]
[address]

Re:	PSEG POWER LLC $[_______________]

     Reference is hereby made to the Indenture dated as of April 16, 2001 among THE BANK OF NEW YORK MELLON (FORMERLY KNOWN AS THE BANK OF NEW YORK), as trustee (the “Trustee”), PSEG POWER LLC (the “Company”) and the subsidiary guarantors named therein (together with the Officer’s Certificate establishing the terms of the Securities pursuant to Section 301 thereof, the “Indenture”). Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture.

     This letter relates to ________________ principal amount of Securities represented by a beneficial interest in the Rule 144A Note (CUSIP No. 69362BAU6) held with The Depository Trust Company by or on behalf of [transferor] as beneficial owner (the “Transferor”). The Transferor has requested an exchange or transfer of its interest for an interest in the Regulation S Note (CUSIP No. U7444PAG5).

     In connection with such request and in respect of such Securities, the Transferor does hereby certify that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Securities and that, with respect to transfers made in reliance on Regulation S under the Securities Act:

(1)		the offer of the Securities was not made to a person in the United States;

(2)	(A)	at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

(B)

the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

     (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

     (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

B-1

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:	________________________
Name:
Title:

Dated:____________________

B-2

EXHIBIT C

FORM OF TRANSFER CERTIFICATE FOR TRANSFER
OR EXCHANGE FROM REGULATION S NOTE
TO RULE 144A NOTE

[Transfer Agent]
[address]

Re:	PSEG POWER LLC $[_______________]

     Reference is hereby made to the Indenture dated as of April 16, 2001, among THE BANK OF NEW YORK MELLON (FORMERLY KNOWN AS THE BANK OF NEW YORK), as trustee (the “Trustee”), PSEG POWER LLC (the “Company”) and the subsidiary guarantors named therein (together with the Officer’s Certificate establishing the terms of the Notes pursuant to Section 301 thereof, the “Indenture”). Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture.

     This letter relates to ___________________ principal amount of Securities which are held in the form of the Regulation S Note (CUSIP No. U7444PAG5) with [[Euroclear/Clearstream, Luxembourg] [(ISIN Code USU7444PAG55)] [(Common Code 050012646)] through The Depository Trust Company by or on behalf of transferor as beneficial owner (the “Transferor”). The Transferor has requested an exchange or transfer of its interest in the Notes for an interest in the Rule 144A Note (CUSIP No. 69362BAU6).

     In connection with such request, and in respect of such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a “qualified institutional buyer” within the meaning of such Rule 144A, in each case in a transaction meeting the requirements of such Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:	________________________
Name:
Title:

Dated:____________________

C-1